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                                                                    Exhibit 23.1

                 [LETTERHEAD OF MOORE, HORTON & CARLSON, P.C.]



                        CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Fulton Bancorp, Inc.
Fulton Savings Bank, FSB
Fulton, Missouri 65251


We consent to the use in this Registration Statement on Form S-1 on behalf of Fulton Bancorp, Inc. of our report date June 14, 1996, relating to the consolidated financial statements of Fulton Savings Bank, FSB and Subsidiary, which appears in such Registration Statement. We also consent to the reference to us under the headings "Legal and Tax Opinions" and "Experts" contained in the Prospectus, which is a part of such Registration Statement.


                               /s/ Moore, Horton & Carlson, P.C.


Mexico, Missouri
July 19, 1996